UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2013

Valley Forge Composite Technologies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida (state or other jurisdiction of incorporation)	000-51420 (commission file number)	20-3061892 (irs employer identification no.)

1895 Airport Exchange Blvd, Ste. 220, Erlanger, KY (address of principal executive offices) 50 East River Center Blvd., Ste. 820, Covington, KY (former address of principal executive offices)		41018 (zip code) 41011 (zip code)

Registrant’s telephone number, including area code (859) 282 8924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On January 29, 2013, former Chief Executive Officer Lou Brothers signed a document entitled “Revised Promissory Note” purporting to amend a Promissory Note from the Symmetry Group LLC, (“Symmetry”) payable to the Company in the amount of $300,000 as disclosed in a Form 8-K the Company filed on May 30, 2012.  The “Revised Promissory Note” contained language reducing Symmetry’s repayment obligation to $240,000.   Because that transaction did not have the required approval from the Board of Directors, the Company contended in discussions with Symmetry that the “Revised Promissory Note” was invalid.

On March 6, 2013, the Company offered Symmetry to forgo seeking the full $300,000 payment due May 29, 2013 if Symmetry paid $240,000 by March 8, 2013.   The offer’s expiration date was extended to March 19, 2013.

On March 19, 2013, Symmetry accepted the Company’s offer, making payment of $240,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

By: /s/ Larry Wilhide

Larry Wilhide
President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Date: March 22, 2013